Exhibit 99.07
Southern Company
Financial Overview
(In Millions of Dollars)

	Three Months Ended December			Year-to-Date December

	2011	2010	% Change	2011	2010	% Change

Consolidated –
Operating Revenues	$3,696	$3,771	-2.0%	$17,657	$17,456	1.2%
Earnings Before Income Taxes	373	270	37.8%	3,487	3,066	13.7%
Net Income Available to Common	261	153	69.5%	2,203	1,975	11.5%

Alabama Power –
Operating Revenues	$1,271	$1,313	-3.2%	$5,702	$5,976	-4.6%
Earnings Before Income Taxes	182	128	42.3%	1,225	1,209	1.3%
Net Income Available to Common	102	55	85.7%	708	707	0.1%

Georgia Power –
Operating Revenues	$1,758	$1,737	1.2%	$8,800	$8,349	5.4%
Earnings Before Income Taxes	156	78	99.8%	1,787	1,420	25.8%
Net Income Available to Common	110	54	103.3%	1,145	950	20.5%

Gulf Power –
Operating Revenues	$328	$347	-5.5%	$1,520	$1,590	-4.4%
Earnings Before Income Taxes	29	34	-14.1%	173	199	-13.4%
Net Income Available to Common	19	21	-10.7%	105	122	-13.6%

Mississippi Power –
Operating Revenues	$238	$256	-6.9%	$1,113	$1,143	-2.6%
Earnings Before Income Taxes	20	25	-18.5%	138	128	7.7%
Net Income Available to Common	16	16	0.7%	94	80	17.4%

Southern Power –
Operating Revenues	$286	$268	6.6%	$1,236	$1,130	9.3%
Earnings Before Income Taxes	22	50	-56.5%	238	207	15.2%
Net Income Available to Common	24	22	6.1%	162	131	23.5%

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-K.